UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2011

POWRTEC INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	000-53299 (Commission File Number)	20-5478196 (IRS Employer Identification Number)
1669 Hollenbeck Avenue, Suite 142 Sunnyvale, CA 94087 (Address of principal executive offices)
(408) 374-1900 (Registrant’s Telephone Number)
Copy of all Communications to: Carrillo Huettel, LLP 3033 Fifth Avenue, Suite 400 San Diego, CA 92103 Telephone: 619-546-6100 Facsimile: 619-546-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

1.

On March 15, 2011, Powrtec International Corp., a Delaware corporation (the "Company") entered into a Securities Purchase Agreement (the “March Purchase Agreement”) by and between the Company and Asher Enterprises, Inc., a Delaware corporation (“Asher”), for the issuance of an 8% convertible note in favor of Asher, in the aggregate principal amount of $35,000.00 (the “March Note”). The March Note is convertible into shares of common stock, par value $0.001 per share, of the Company.

On November 2, 2011, the Company exercised the Optional Prepayment features of the March Note in cash and the March Note has been terminated.  Therefore, there will be no further shares issued to Asher under the conversion provisions of the March Note.

The descriptions of the March Purchase Agreement and the March Note are brief summaries only and are qualified in their entirety by their respective terms set forth therein, both of which are filed as exhibits to the Current Report on Form 8K filed on March 24, 2011.

2.

On May 5, 2011, Powrtec International Corp., a Delaware corporation (the "Company") entered into a Securities Purchase Agreement (the “May Purchase Agreement”) by and between the Company and Asher Enterprises, Inc., a Delaware corporation (“Asher”), for the issuance of an 8% convertible note in favor of Asher, in the aggregate principal amount of $35,000.00 (the “May Note”). The May Note is convertible into shares of common stock, par value $0.001 per share, of the Company.

On November 3, 2011, the Company exercised the Optional Prepayment features of the May Note and the May Note has been terminated.  Therefore, there will be no further shares issued to Asher under the conversion provisions of the May Note.

The descriptions of the May Purchase Agreement and the May Note are brief summaries only and are qualified in their entirety by their respective terms set forth therein, both of which are filed as exhibits to the Current Report on Form 8K filed with the US Securities and Exchange Commission on May 24, 2011.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits - None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWRtec International Corp.

Date: November 4, 2011

By:  /s/ Grant Jasmin

    Grant Jasmin

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